CUSIP No.	45071R109	13G	Page	10	of	11
EXHIBIT 1
AGREEMENT TO FILE JOINT
STATEMENTS ON SCHEDULE 13G
     THIS AGREEMENT is entered into as of the 2nd day of March, 2010 by and between Addington Hills Ltd., a company organized under the laws of the Bahamas (“Addington”), The Tango Trust, a trust organized under the laws of the Bahamas (the “Trust”) and Pictet Overseas Trust Corporation Limited, a company organized under the laws of the Bahamas (the “Trustee”).
WITNESSETH
     WHEREAS, Addington, the Trust and the Trustee may each be deemed to hold beneficial ownership of more than five percent of the shares of the Common Stock of Ixia, a California corporation (the “Common Stock”);
     WHEREAS, the Common Stock has been registered by Ixia under Section 12(g) of the Securities Exchange Act of 1934 (the “Act”);
     WHEREAS, pursuant to Rule 13d-1 under the Act, any person who holds more than five percent of such a class of registered equity securities is, under certain circumstances, permitted and/or required to file with the Securities and Exchange Commission a statement on Schedule 13G; and
     WHEREAS, Rule 13d-1(k) under the Act provides that, whenever two or more persons are permitted to file a statement on Schedule 13G with respect to the same securities, only one such statement need be filed, provided such persons agree in writing that such statement is filed on behalf of each of them.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:
     Addington, the Trust and the Trustee each hereby agree, in accordance with Rule 13d-1(k) under the Act, to file jointly this statement on Schedule 13G and any amendments thereto (the “Statements”) which may now or hereafter be required to be filed by them with respect to the Common Stock beneficially owned or deemed to be beneficially owned by each of them pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.
     Addington, the Trust and the Trustee each hereby agree that such Statements shall be filed jointly on behalf of each of them, and that a copy of this Agreement shall be filed as an exhibit thereto in accordance with Rule 13d-1(k)(iii) under the Act.
     This Agreement may be executed in counterparts which together shall constitute one agreement.

CUSIP No.	45071R109	13G	Page	11	of	11
     IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date first above written.

ADDINGTON HILLS LTD.
By:	Nassnom Investments Ltd., a Director

By:	/s/ Roland Aebischer
	Print Name:	Roland Aebischer
	Title:	Duly Authorized

By:	/s/ E. Cretton Akbari
	Print Name:	Emmanuelle Cretton Akbari
	Title:	Duly Authorized

By:	Nomnass Investments Ltd., a Director

By:	/s/ Roland Aebischer
	Print Name:	Roland Aebischer
	Title:	Duly Authorized

By:	/s/ E. Cretton Akbari
	Print Name:	Emmanuelle Cretton Akbari
	Title:	Duly Authorized

PICTET OVERSEAS TRUST CORPORATION LIMITED, on behalf of itself and as Trustees of The Tango Trust
By:	/s/ Roland Aebischer
	Print Name:	Roland Aebischer
	Title:	Duly Authorized

By:	/s/ E. Cretton Akbari
	Print Name:	Emmanuelle Cretton Akbari
	Title:	Duly Authorized